EXHIBIT 8


                               November 9, 1995



Mr. Kevin J. Kuppel
Treasurer
Bennett Management & Development Corp.
Two Clinton Square
Syracuse, NY  13202

          Re: Construction Loan Agreement between Bennett Management & Development Corp., Mountaineer Park, Inc. and Winner's Entertainment, Inc., dated June 24, 1994, as amended (the "Loan")

Dear Mr. Kuppel:

          This letter sets forth the agreement between Bennett Management & Development Corp., Mountaineer Park, Inc. and Winner's Entertainment, Inc. that if: (a) the Loan from Bennett Management & Development Corp. to Mountaineer Park, Inc. in the principal amount of $10.2 million is paid in full by December 1, 1995, and (b) Mountaineer Park, Inc. and Winner's Entertainment, Inc. deliver to Bennett Management & Development Corp. a broad form general release of all liability arising out of or related to the Loan, Bennett Management & Development Corp. will transfer to Winner's Entertainment, Inc. all of its current and future rights to any shareholder interest in Winner's Entertainment, Inc. at no additional cost to Winner's Entertainment, Inc., and a duly executed release of the deed of trust.

          If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this letter and return the same to me.

                                    Very truly yours,

                                    WINNER'S ENTERTAINMENT, INC.


                                    By       /s/ Edson R. Arneault
                                        --------------------------------------
                                        Its  President
                                             ---------------------------------


                                    MOUNTAINEER PARK, INC.


                                    By       /s/ Edson R. Arneault
                                       --------------------------------------
                                       Its   President
                                             --------------------------------
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Agreed to this ____ day of November, 1995:

                                    BENNETT MANAGEMENT & DEVELOPMENT CORP.


                                    By         /s/ Patrick R. Bennett
                                       --------------------------------------
                                       Its   CFO
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